Exhibit 8.1

December 19, 2017

GAMCO Investors, Inc. One Corporate Center Rye, New York 10580

Ladies and Gentlemen:

We have acted as counsel to GAMCO Investors, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-4 (as may be amended from time to time, the “Registration Statement”), as filed with the Securities and Exchange Commission on December 19, 2017 pursuant to the Securities Act of 1933, as amended, relating to the registration of shares of the Company’s Class A common stock (the “Shares”), $0.001 par value per share, in connection with Associated Capital Group, Inc.’s (“AC”) offer to exchange the Shares that AC beneficially owns, for shares of AC’s Class A common stock, $0.001 par value per share (the “Exchange Offer”).

We have examined the Registration Statement and the officer’s certificate, dated December 19, 2017, delivered to us by the General Counsel of AC for purposes of this opinion letter (the “Certificate”). We have also examined and relied upon the original or certified copies of such records of the Company and AC, and such agreements, certificates of public officials, certificates of officers or representatives of the Company, AC and others, and such other documents as we deem relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the genuineness of all signatures on original documents, the conformity with originals of all documents submitted to us as certified or photostatic copies, and the correctness of all statements of fact contained in the documents examined. We have also assumed that the books and records of the Company and AC are maintained in accordance with proper corporate procedures. We have further assumed that any documents will be executed by the parties in the forms provided to and reviewed by us. As to various questions of fact material to our opinion, we have relied upon statements or certificates of public officials, certificates of officers or representatives of the Company, AC and others, including the representations made by the General Counsel of AC in the Certificate, which we have assumed are true, complete and correct and will remain true, complete and correct at all times (except to the extent that the time is otherwise limited in the Certificate).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences,” to the extent they are statements of U.S. federal income tax law or legal conclusions with respect thereto, are accurate in all material respects.

December 19, 2017

Our opinion is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, judicial opinions, and administrative guidance and such other authorities as we have considered relevant, all as in effect as of the date of this opinion, any of which may be changed or subject to different interpretation at any time, possibly with retroactive effect. A material change in any of the authorities upon which our opinion is based could adversely affect our opinion. We undertake no obligation to update our opinion to reflect any such changes. We also express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States.

Our opinion is not binding on the Internal Revenue Service (the “IRS”) or any court of law, and we can provide no assurances that the IRS, or a court of law, will agree with the opinion contained herein. No ruling has been or will be sought from the IRS by the Company as to the United States federal income tax consequences of any aspect of the Exchange Offer.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement.

Very truly yours, /s/ OLSHAN FROME WOLOSKY LLP OLSHAN FROME WOLOSKY LLP